Exhibit 99.1

ITW Finishing Group

Combined Financial Statements as of December 31,

2011 and 2010, and for Each of the Three Years

Ended December 31, 2011, 2010, and 2009, and

Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Illinois Tool Works Inc.:

We have audited the accompanying combined statements of financial position of the ITW Finishing Group (the “Group”), consisting of the wholly owned subsidiaries and related businesses of Illinois Tool Works Inc. (ITW), as described in Note 1 to the combined financial statements, as of December 31, 2011 and 2010, and the related combined statements of income, group equity and accumulated other comprehensive income, and cash flows for each of the three years in the period ended December 31, 2011. These combined financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 and Note 10, the accompanying combined financial statements of the Group have been prepared from the separate accounts and records maintained by ITW and include certain allocations of costs, which may not necessarily be indicative of the conditions that would have existed or the result of the operations if the Group had been operated as a separate entity apart from ITW.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the Group as of December 31, 2011 and 2010, and the combined results of its operations and its combined cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

April 27, 2012

ITW FINISHING GROUP

COMBINED STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2011 AND 2010

(In thousands)

	2011	2010
ASSETS
CURRENT ASSETS:
Cash	$18,536	$10,270
Trade receivables	63,435	60,424
Inventories	49,560	34,015
Deferred income tax assets	5,730	3,498
Prepaid expenses and other current assets	5,621	6,257

Total current assets	142,882	114,464

PLANT AND EQUIPMENT:
Land	14,726	13,879
Buildings and improvements	34,268	32,716
Machinery and equipment	38,046	38,343
Tools, dies, and molds	5,951	4,872
Construction in progress	165	370

Total plant and equipment	93,156	90,180
Accumulated depreciation	(53,858)	(51,710)

Net plant and equipment	39,298	38,470

GOODWILL	127,254	125,303
INTANGIBLE ASSETS	3,396	3,476
DEFERRED INCOME TAX ASSETS	1,484	1,397
OTHER ASSETS	2,776	2,734

TOTAL	$317,090	$285,844

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$18,978	$16,431
Accrued expenses	51,411	37,875
Deferred income tax liabilities	493	1,208
Withholding and income taxes payable	8,155	5,351

Total current liabilities	79,037	60,865

NONCURRENT LIABILITIES:
Deferred income tax liabilities	8,946	8,215
Other liabilities	15,060	11,482

Total noncurrent liabilities	24,006	19,697

COMMITMENTS AND CONTINGENCIES (Note 5)
GROUP EQUITY	186,438	178,541
ACCUMULATED OTHER COMPREHENSIVE INCOME	27,609	26,741

Total group equity and accumulated other comprehensive income	214,047	205,282

TOTAL	$317,090	$285,844

See notes to combined financial statements.

ITW FINISHING GROUP

COMBINED STATEMENTS OF INCOME

FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2011, 2010, AND 2009

(In thousands)

	2011	2010	2009

NET SALES	$376,146	$305,780	$259,743

COST OF SALES	215,909	170,036	153,266

GROSS MARGIN	160,237	135,744	106,477

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	82,973	73,934	74,467

RESTRUCTURING AND RELATED COSTS	(652)	668	5,313

MANAGEMENT FEES	8,529	6,952	6,481

AMORTIZATION AND IMPAIRMENT OF INTANGIBLE ASSETS	80	445	135

OPERATING INCOME	69,307	53,745	20,081

OTHER INCOME — Net	3,498	1,467	1,053

INCOME BEFORE INCOME TAXES	72,805	55,212	21,134

INCOME TAXES	19,766	15,624	4,045

NET INCOME	$53,039	$39,588	$17,089

See notes to combined financial statements.

ITW FINISHING GROUP

COMBINED STATEMENTS OF GROUP EQUITY AND ACCUMULATED OTHER COMPREHENSIVE INCOME

FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2011, 2010, AND 2009

(In thousands)

		Accumulated Other Comprehensive Income			Total Group Equity and Accumulated Other Comprehensive Income (Loss)
	Group Equity	Cumulative Translation Adjustments	Pension and Other Postretirement Benefits (Net of Tax)	Total Other Comprehensive Income (Loss)		Comprehensive Income (Loss)

BALANCE — January 1, 2009	$197,659	$17,613	$(3,287)	$14,326	$211,985

Net income	17,089	-	-	-	17,089	$17,089

Transfers to parent — net	(41,063)	-	-	-	(41,063)	-

Foreign currency translation	-	18,975		18,975	18,975	18,975

Pension costs — net of tax of $(393)	-	-	(1,745)	(1,745)	(1,745)	(1,745)

BALANCE — December 31, 2009	173,685	36,588	(5,032)	31,556	205,241	$34,319

Net income	39,588	-	-	-	39,588	$39,588

Transfers to parent — net	(34,732)	-	-	-	(34,732)	-

Foreign currency translation	-	(4,458)	-	(4,458)	(4,458)	(4,458)

Pension costs — net of tax of $(87)	-	-	(357)	(357)	(357)	(357)

BALANCE — December 31, 2010	178,541	32,130	(5,389)	26,741	205,282	$34,773

Net income	53,039	-	-	-	53,039	$53,039

Transfers to parent — net	(45,142)	-	-	-	(45,142)	-

Foreign currency translation	-	2,747	-	2,747	2,747	2,747

Pension costs — net of tax of $896	-	-	(1,879)	(1,879)	(1,879)	(1,879)

BALANCE — December 31, 2011	$186,438	$34,877	$(7,268)	$27,609	$214,047	$53,907

See notes to combined financial statements.

ITW FINISHING GROUP

COMBINED STATEMENTS OF CASH FLOWS

FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2011, 2010, AND 2009

(In thousands)

	2011	2010	2009

CASH PROVIDED FROM OPERATING ACTIVITIES:
Net income	$53,039	$39,588	$17,089
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,044	4,056	3,876
Change in deferred income taxes	(418)	1,316	16
Provision for uncollectible accounts	(399)	42	186
Loss on sale of plant and equipment	(68)	37	89
Gain on sale of business	-	(1,001)	-
Change in assets and liabilities:
(Decrease) increase in:
Trade receivables	(799)	(4,964)	24,738
Inventories	(14,653)	(8,777)	12,727
Prepaid expenses and other assets	871	(2,187)	(707)
Increase (decrease) in:
Accounts payable	3,391	2,275	(3,661)
Accrued expenses and other liabilities	18,742	7,643	(9,821)
Income taxes receivable and payable	2,981	1,728	(3,156)

Net cash flows provided by operating activities	66,731	39,756	41,376

CASH PROVIDED FROM INVESTING ACTIVITIES:
Additions to plant and equipment	(3,375)	(2,251)	(2,619)
Proceeds from sale of plant and equipment	308	532	431
Proceeds from sale of business	-	1,350	-

Net cash flows used in investing activities	(3,067)	(369)	(2,188)

CASH PROVIDED FROM FINANCING ACTIVITIES:
Transfers to parent — net	(55,552)	(36,695)	(40,750)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	154	203	1,074

CASH:
Increase (decrease) during the year	8,266	2,895	(488)

Beginning of year	10,270	7,375	7,863

End of year	$18,536	$10,270	$7,375

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$5,913	$4,830	$8,262

Income tax refunds received	$219	$1,520	$149

See notes to combined financial statements.

ITW FINISHING GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2011 AND 2010, AND FOR EACH OF

THE THREE YEARS ENDED DECEMBER 31, 2011, 2010, AND 2009

(In thousands)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business — The ITW Finishing Group (the “Group”) consists of the wholly owned subsidiaries and related businesses of Illinois Tool Works Inc. (ITW,) that are engaged in the business of developing, manufacturing, distributing, selling, and servicing liquid and powder finishing and coating systems and products. The Group has operations in the United States, Mexico, Brazil, United Kingdom, Germany, Switzerland, France, Italy, China, Japan, and Australia.

Sale of Business — On April 14, 2011, ITW entered into a definitive agreement (the “Agreement”) with Graco Inc. (the “Purchaser”), to sell substantially all related assets and liabilities of the Group for a total consideration of $650,000 in cash. On April 2, 2012, ITW and the Purchaser amended the Agreement and completed the sale transaction. The assets sold to the Purchaser include, but are not limited to, certain plants in the above-mentioned countries, personal property, inventories, accounts receivable, contract rights, and certain other assets that are used in or relate to the Group, all as further specified in the Agreement as amended. Liabilities assumed by the Purchaser include accounts payable, certain pension liabilities, contract liabilities, product liabilities, and certain other liabilities that relate to the Group and are as specified in the Agreement. Certain assets and liabilities relating to the Group were retained by ITW, including cash held in centralized cash pools, certain buildings, environmental and remediation liabilities, and certain pension and postretirement health care liabilities. The transaction is subject to a postclosing adjustment based on the amount of Target Net Operating Capital on the closing date in accordance with the Agreement, as amended.

Basis of Presentation — The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Group’s combined financial statements reflect the historical financial position, results of operations, and cash flows of all wholly owned subsidiaries of ITW that comprise the Group prepared on a combined basis. The combined financial statements include all revenue, costs, assets, liabilities, and cash flows directly attributable to the Group, as well as allocations of direct and indirect corporate expenses, which are based upon an allocation method that in the opinion of management is reasonable. Furthermore, goodwill and intangible assets, as well as the respective amortization expenses relating to the Group have been pushed down and recorded in the accompanying combined financial statements. However, the Group was not operated as a stand-alone company for the periods presented and, as such, the combined financial statements may not be fully indicative of the financial position, results of operations and cash flows had the Group been a stand-alone company.

For purposes of these combined financial statements, all cash transactions with ITW (parent) and with ITW affiliates outside of the Group have been included in group equity. All intercompany transactions within the combined group have been eliminated. Additional disclosures are included in Note 10.

Prior to 2011, the Group’s international operations outside of North America had a fiscal reporting period that began on December 1 and ended on November 30. Effective January 1, 2011, the Group eliminated the one-month lag for the reporting of its operations outside of North America. As a result, the Group is now reporting both North American and international results on a calendar-year basis. The

Group determined that the elimination of the one month reporting lag was preferable because the same period-end reporting date improves overall financial reporting as the impact of current events, economic conditions, and global trends are consistently reflected in the combined financial statements of the North American and international business units.

The cumulative effect of the change was not material to the combined financial statements. Accordingly, the cumulative effect was recorded prospectively as an adjustment of $1,537, net of tax, within Other Income — Net in the combined statement of income for the year ended December 31, 2011.

Foreign subsidiaries’ assets and liabilities are translated to U.S. dollars at the end-of-period exchange rates. Revenues and expenses are translated at average rates for the period. Translation adjustments are reported as a component of accumulated other comprehensive income.

Revenue Recognition — Sales are recognized when realized or realizable and title to the product, ownership, and risk of loss are transferred to the customer. This typically occurs at time of shipment for the equipment and the parts businesses. Revenues consist of the sales value of sold products, less returns and allowances, costs of sales incentive programs, and rebates. Amounts billed to customers for shipping and handling are recorded as revenue. No single customer accounted for more than 5% of combined revenues for the years ended December 31, 2011, 2010, and 2009.

Research and Development Expenses — Research and development expenses are expensed when incurred. Research and development expenses were $7,825, $6,879, and $6,442 in 2011, 2010, and 2009, respectively. Research and development expenses are included in selling, general, and administrative expenses in the combined statements of income.

Advertising Expenses — Advertising expenses include samples, brochures, media advertising, print ads, and display boards and are expensed in the period incurred. Total advertising expenses were $2,909, $2,547, and $2,268 in 2011, 2010, and 2009, respectively, and are included in selling, general, and administrative expenses in the combined statements of income.

Other Income — Net — Other income — net for the years ended December 31, 2011, 2010, and 2009, consisted of the following:

	2011	2010	2009

Losses on foreign currency transactions	$(1,197)	$(751)	$(395)
Research and development payments from ITW	2,910	2,178	1,211
Cumulative effect of change in accounting principle — net of tax	1,537	-	-
Interest income	248	40	237

Total	$3,498	$1,467	$1,053

Research and development payments from ITW relate to a contractual agreement between ITW and the Group’s operation in Switzerland. See Note 10 for additional information.

Income Taxes — The Group utilizes the asset and liability method of accounting for income taxes. Deferred income taxes are determined based on the estimated future tax effects of differences between the financial and tax basis of assets and liabilities given the provisions of the enacted tax laws. The United States, United Kingdom, Germany, and Australia operations of the Group are included in consolidated or combined tax returns in those jurisdictions. For purposes of the combined financial statements, the income tax provision and related deferred taxes attributable to the Group’s operations have been calculated using the separate return method. Under the separate return method, the Group reflects the income tax accounts based on estimates of amounts that would have been recorded had the entities in the Group filed separate tax returns. For operations included in consolidated or combined returns outside the Group, the current taxes payable is assumed paid to ITW as incurred. Valuation allowances are established on deferred tax assets when it is more likely than not that the tax benefit of the deferred tax asset will not be realized.

Cash — Cash includes cash and interest-bearing demand deposits in accounts in the name of the separate legal entities within the Group. All cash sweep activity and deposits or overdrafts in accounts in the name of ITW or its affiliates outside the Group have been classified in group equity.

Allowance for Doubtful Accounts — The Group estimates the allowance for doubtful accounts based on the greater of a specific reserve or a reserve calculated based on the historical write-off percentage over the last two years. In addition, the allowance for doubtful accounts includes reserves for customer credits and cash discounts, which are also estimated based on past experience. The total allowance for doubtful accounts as of December 31, 2011 and 2010, was $770 and $1,169, respectively.

Inventory — Inventory is stated at the lower of cost or market and includes material, labor, and factory overhead. The first-in, first-out (FIFO) method, which approximates current cost, is used for inventories at the U.S. operations. In the international locations the average-cost method is used. Inventory reserves are recorded for excess and obsolete inventory based on an analysis that considers amounts on hand, historical usage, and other factors.

Property and Equipment — Property and equipment are stated at cost and depreciated using the declining-balance method or the straight-line method over the estimated useful life of the assets as follows:

Buildings and improvements	10–50 years
Machinery and equipment	3–20 years
Tools, dies, and molds	1–3 years

Leasehold improvements are depreciated on a straight-line basis over the lesser of the life of the asset or the remaining lease term. Depreciation expense was $3,964, $3,567, and $3,807 in 2011, 2010, and 2009, respectively.

Impairment of Long-Lived Assets — The Group reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of assets may not be recoverable. An asset group is impaired when its carrying value exceeds the undiscounted future cash flows generated by such assets. The impairment charge is recognized based on the excess of the carrying value of the asset group over the fair value of such assets.

Goodwill and Intangible Assets — Goodwill represents the excess cost over fair value of the net assets of purchased businesses. The Group does not amortize goodwill or intangible assets that have indefinite lives. Annually, management reviews its goodwill and intangibles for impairment or when events and circumstances warrant such a review. When performing its annual goodwill impairment assessment, the Group compares the estimated fair value of each of its reporting units to its carrying value. Fair values are determined by discounting estimated future cash flow at an estimated cost of capital. If the fair value of a reporting unit is less than its carrying value, an impairment loss is recorded for the difference between the implied fair value of goodwill and the carrying value of the reporting unit’s goodwill. The Group’s indefinite-lived intangibles consist of trademarks and brands. The estimated fair values of these intangibles are determined based on relief-of-royalty income approach derived from internally forecasted revenues of the related products. If the fair value of the trademark and brand is less than its carrying value, an impairment loss is recorded for the difference.

Warranty Reserve — The Group warrants the cost of repair or replacement and labor on commercial and retail sales. Terms of the warranties generally vary from one to two years. The Group’s accrued warranties are determined based on historical experience. The changes in accrued warranties during 2011, 2010, and 2009, were as follows:

	2011	2010	2009

Beginning balance	$1,585	$1,907	$1,536
Payments and adjustments — net	(1,137)	(1,254)	(534)
Provision charged to expense	1,274	819	769
Foreign currency translation	(4)	113	136

Ending balance	$1,718	$1,585	$1,907

Fair Values of Financial Instruments — Cash, accounts receivable, accounts payable, and withholding and income taxes payable are recorded at face value. The book value of these financial instruments approximates fair value, which reflects the short maturity of these instruments.

Use of Estimates — The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant estimates include the allowance for doubtful accounts, excess and obsolete inventory, the warranty reserve, useful lives for property and equipment and intangible assets, ITW allocations for management fees, income taxes, stock-based compensation costs, and retirement and postretirement benefit obligations. Actual results may differ from these estimates.

2.	NEW ACCOUNTING PRONOUNCEMENTS

In June 2009, the Financial Accounting Standards Board (FASB) issued a new standard that revises the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special-purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity. For the Group, this standard was effective January 1, 2010. The adoption of this standard did not have a material impact on the Group’s combined results of operations or financial condition.

In October 2009, the FASB issued new accounting guidance on multiple-deliverable revenue arrangements. This new accounting guidance amends the accounting for multiple-deliverable arrangements to enable the vendor to account for products or services separately rather than as a combined unit. The guidance establishes a hierarchy for determining the selling price of a deliverable, which is based on (1) vendor-specific objective evidence, (2) third-party evidence, or (3) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. Further, this guidance significantly expands required disclosures related to a vendor’s multiple-deliverable revenue arrangements. The Group adopted the new accounting guidance on January 1, 2011. The adoption of this guidance did not have a material effect on the Group’s combined financial statements.

In January 2010, the FASB issued guidance that expands disclosure about fair value measurements. Specifically, this guidance requires additional disclosures of transfers between Levels 1, 2, and 3 of the fair value hierarchy, and disclosure of fair value measurement inputs and valuation techniques. The adoption of this guidance did not have a material effect on the Group’s combined financial statements.

3.	INVENTORIES

Inventories as of December 31, 2011 and 2010, consisted of the following:

	2011	2010

Raw materials	$11,845	$11,029
Work in process	9,967	6,972
Finished goods	27,748	16,014

Total	$49,560	$34,015

Inventory reserves recorded for excess and obsolete inventory were $4,662 and $3,275 as of December 31, 2011 and 2010, respectively, and have been included in the net amounts shown above.

4.	GOODWILL AND INTANGIBLE ASSETS

The rollforward of changes in goodwill for the years ended December 31, 2011 and 2010, were as follows:

	2011	2010

Beginning balance	$125,303	$127,262
Foreign currency translation	1,951	(1,959)

Ending balance	$127,254	$125,303

No impairment charges were recorded in 2011, 2010, and 2009.

Indefinite-lived intangible assets as of December 31, 2011 and 2010, were as follows:

	2011			2010
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net

Indefinite-lived intangible assets — trademark and brand (Devilbiss)	$2,667	$-	$2,667	$2,667	$-	$2,667

Amortizable intangible assets as of December 31, 2011 and 2010, were as follows:

	2011			2010
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net

Amortizable intangible assets:
Trademark and brand (Camair)	$597	$(232)	$365	$597	$(192)	$405
Patents	597	(233)	364	597	(193)	404

Total amortizable intangible assets	$1,194	$(465)	$729	$1,194	$(385)	$809

The Group recorded no intangible asset impairment charges in 2011 and $357 of amortizable intangible asset impairment charges in 2010. The 2010 charge related to patents that were deemed to have no further value.

Amortizable intangible assets are being amortized primarily on a straight-line basis over their estimated useful lives of 15 years. The estimated amortization expense of intangible assets for the next five years ending December 31 is as follows:

Year	Amortization

2012	$80
2013	80
2014	80
2015	80
2016	80

5.	COMMITMENTS AND CONTINGENCIES

The Group is subject to various legal proceedings and claims that arise in the ordinary course of business, including those involving product liability, contractual disputes, and general liability claims. The Group accrues for such liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated. Such accruals are based on management’s consideration of developments to date, estimates of the outcomes of these matters, and experience in contesting, litigating, and settling other similar matters. However, it is the opinion of management, based on the advice of legal counsel, that any legal proceedings or claims outstanding are adequately reserved for in the accompanying combined financial statements of financial position and the ultimate resolution of the litigation and claims will not be material to the Group’s combined financial statements.

The Group’s noncancelable operating leases include vehicles and office, warehouse, and manufacturing space. Rental expense on noncancelable operating leases was $2,941, $2,900, and $2,751 for 2011, 2010, and 2009, respectively. Future minimum rental payments under noncancelable operating leases are as follows:

2012	$2,489
2013	1,967
2014	1,721
2015	1,597
2016 and thereafter	2,937

Total	$10,711

6.	EMPLOYEE BENEFIT PLANS

Group employees in the United States and United Kingdom participate in ITW-sponsored pension, postretirement health care, defined contribution, and health and welfare plans.

ITW U.S. Pension Plan — The ITW U.S. Pension Plan in which Group employees participate covers a substantial portion of the Group’s U.S. employees and provides benefits based on years of service and average earnings, defined as the average of the highest five years of annual salary during the last 10 years of employment. Service costs associated with the ITW U.S. Pension Plan are charged to the Group by ITW annually based on the employees actively employed at the beginning of the year and the specific annual service cost for those employees. As of December 31, 2011, the ITW U.S. Pension Plan was underfunded by $225,680, which represents approximately 16% of the projected benefit obligation of the plan. Expense related to the ITW U.S. Pension Plan allocated to the Group’s combined financial statements was $1,263, $1,365, and $1,533 in 2011, 2010, and 2009, respectively. No liability related to the ITW U.S. Pension Plan has been allocated and recorded within the Group’s combined financial statements.

ITW U.S. Postretirement Health Care Plan — A substantial portion of the Group’s U.S. employees, generally the same employees as those that participate in the ITW U.S. Pension Plan, are also covered by the ITW U.S. Postretirement Health Care Plan which provides postretirement coverage of medical, dental, and life insurance costs. As of December 31, 2011, the ITW U.S. Postretirement Health Care Plan was underfunded by $157,404. The associated cost of the Group’s employees participating in the ITW U.S. Postretirement Health Care Plan has been included in the Group’s combined financial statements based on a pro rata per employee allocation of the total ITW benefit cost. Expense related to the ITW U.S. Postretirement Health Care Plan was allocated to the Group’s combined financial statements. No liability related to the ITW U.S. Postretirement Health Care Plan has been allocated and recorded within the Group’s combined financial statements.

ITW U.S. Defined Contribution Plan — Group employees also participate in the ITW U.S. Defined Contribution Plan, which allows employees to contribute pretax earnings with ITW employer contributions. The cost of employer contributions is billed to the Group. Expense related to the ITW U.S. Defined Contribution Plan was $553, $524, and $558 in 2011, 2010, and 2009, respectively.

ITW U.S. Health and Welfare Plan — Certain Group employees participate in the ITW U.S. Health and Welfare Plan, which provides coverage of medical, dental, life, and short-term and long-term disability. ITW pays all of the costs and claims for this plan directly to the plan administrators and ITW bills the Group for an annual estimated health and welfare premium based on the number of active employees covered under the plan at the beginning of each year. The Group recorded expense, excluding contributions from employees, of $3,024, $2,971, and $3,266 in 2011, 2010, and 2009, respectively.

ITW UK Pension Plan — The ITW UK Pension Plan covers a substantial portion of the Group’s UK employees and provides benefits based on years of service and average earnings, defined as the highest average of any three consecutive years of annual salary during the last 10 years of employment. Service costs associated with the ITW UK Pension Plan are charged to the Group by ITW annually based on the employees actively employed at the beginning of the year and the specific annual service cost for those employees. As of December 31, 2011, the ITW UK Pension Plan was overfunded by $24,399, which represents approximately 5% of the projected benefit obligation of the plan. Expense related to the ITW UK Pension Plan allocated to the Group’s combined financial statements was $1,089, $1,043, and $1,164 in 2011, 2010, and 2009, respectively. No liability related to the ITW UK Pension Plan has been allocated and recorded within the Group’s combined financial statements.

Finishing International Pension Plans — The Group sponsors funded and unfunded defined benefit pension plans in Switzerland, Germany, France, and Japan. Net periodic benefit cost of these defined benefit pension plans for the years ended December 31, 2011, 2010, and 2009, was as follows:

	2011	2010	2009

Components of net periodic benefit cost:
Service cost	$1,474	$1,022	$1,197
Interest cost	1,343	1,041	1,142
Expected return on plan assets	(1,094)	(819)	(763)
Amortization of actuarial loss	530	285	181
Amortization of prior service cost	39	31	30
Settlement	-	-	171

Net periodic benefit cost	$2,292	$1,560	$1,958

The change in the benefit obligation as of December 31, 2011 and 2010, was as follows:

	2011	2010

Benefit obligation — beginning of period	$42,017	$39,494
Service cost	1,474	1,022
Interest cost	1,343	1,041
Plan participants’ contributions	1,054	819
Amendments	-	26
Actuarial gain (loss)	819	(30)
Benefits paid	(334)	(373)
Foreign currency translation	2,784	18

Benefit obligation — end of period	$49,157	$42,017

The change in plan assets as of December 31, 2011 and 2010, was as follows:

	2011	2010

Fair value of plan assets — beginning of period	$31,413	$29,278
Actual return on plan assets	109	12
Company contributions	1,803	1,441
Plan participants’ contributions	1,054	819
Benefits paid	(334)	(373)
Foreign currency translation	2,206	236

Fair value of plan assets — end of period	$36,251	$31,413

The amounts recognized in the combined statements of financial position as of December 31, 2011 and 2010, were as follows:

	2011	2010

Other liabilities (noncurrent)	$12,906	$10,604

The net of tax amounts recognized in accumulated other comprehensive income as of December 31, 2011 and 2010, consisted of the following:

	2011	2010

Net actuarial loss	$7,268	$5,389

Assumptions — The weighted-average assumptions used in the valuations of pension were as follows:

	2011	2010	2009

Assumptions used to determine benefit obligation as of December 31:
Discount rate	2.14%	2.67%	2.78%
Rate of compensation increases	1.30	1.31	1.32

Assumptions used to determine net cost for years ended December 31:
Discount rate	2.67%	2.78%	3.40%
Expected return on plan assets	2.85	2.89	2.92
Rate of compensation increases	1.31	1.32	1.37

Cash Flows — The Group plans to contribute an aggregate amount of $1,745 to its international pension plans in 2012.

The Group’s portion of the benefit payments that are expected to be paid during the years ending December 31 are as follows:

Pension Benefits

2012	$1,923
2013	1,677
2014	2,168
2015	2,261
2016	3,029
2017–2020	14,122

Plan Assets — The Group’s overall investment strategy for the assets in the pension funds is to achieve a balance between the goals of growing plan assets and keeping risk at a reasonable level over a long-term investment horizon. In order to reduce unnecessary risk, the pension funds are diversified across several asset classes, securities, and investment managers. The target allocations for plan assets are 65% debt securities, 20% equity securities, 10% in real estate funds or similar real estate investments, and 5% in cash or equivalents. The Group does not use derivatives for the purpose of speculation, leverage, circumventing investment guidelines or taking risks that are inconsistent with specified guidelines.

The following tables present the fair value of the Group’s pension plan assets at December 31, 2011 and 2010, by asset category and valuation methodology. Level 1 assets are valued using unadjusted quoted prices for identical assets in active markets. Level 2 assets are valued using quoted prices or other observable inputs for similar assets. Level 3 assets are valued using unobservable inputs, but reflect the assumptions market participants would use in pricing the assets. Each financial instrument’s categorization is based on the lowest level of input that is significant to the fair value measurement.

	2011
	Level 1	Level 2	Level 3	Total

Cash and equivalents	$984	$-	$-	$984
Mutual funds	-	29,362	-	29,362
Insurance company general fund		3,658		3,658
Mortgages	-	-	1,961	1,961
Other	-	286	-	286

Total	$984	$33,306	$1,961	$36,251

	2010
	Level 1	Level 2	Level 3	Total

Cash and equivalents	$634	$-	$-	$634
Mutual funds	-	25,693	-	25,693
Insurance company general fund		2,931		2,931
Mortgages	-	-	1,958	1,958
Other	-	197	-	197

Total	$634	$28,821	$1,958	$31,413

During the years ended December 31, 2011 and 2010, a reconciliation of Level 3 assets measured at fair value for pension plans is as follows:

Mortgages

Balance — December 31, 2009	$2,411

Realized gains	-
Unrealized gains (losses)	-
Purchases and sales — net	(453)

Balance — December 31, 2010	1,958

Realized gains	-
Unrealized gains (losses)	-
Purchases and sales — net	3

Balance — December 31, 2011	$1,961

Cash and equivalents include cash on hand and investments with maturities of 90 days or less and are valued at cost, which approximates fair value. Mutual funds are investments in pooled funds valued at the net asset value (NAV) of the fund, as determined by the administrator, based on readily determinable market values of the underlying investments. The underlying investments include equities, international long-term and short-term fixed-income instruments, and real estate. The insurance company general fund is an account managed by the pension insurance company based on an investment policy selected and established by the Group. The insurance company general fund is valued by the insurance company based on readily determinable market values of the underlying investments. The Group’s pension plan in Switzerland includes investments in residential mortgage loans issued to employees of the Swiss subsidiary. The mortgages are valued at cost less any repayments, which approximates fair value. The mortgages are secured by a first lien interest in the underlying property and are limited to a percentage of each property’s fair market value. The mortgages are considered Level 3 assets, as the inputs used to record the fair value of mortgages are not observable.

7.	STOCK-BASED COMPENSATION

Stock options and restricted stock units have been issued to the Group’s officers and other management employees under ITW’s 2006 Stock Incentive Plan (the “Plan”). The stock options generally vest over a four-year period and have a maturity of 10 years from the issuance date. Restricted stock units generally vest after a three-year period and include units with and without performance criteria. To cover the exercise of vested options and vesting of restricted stock units, ITW generally issues new shares from its authorized but unissued share pool. ITW records compensation expense for the fair value of stock awards over the remaining service periods of those awards.

The following summarizes ITW’s stock-based compensation expense for the Group:

	2011	2010	2009

Pretax compensation expense	$801	$670	$637
Tax benefit	(220)	(193)	(126)

Total stock-based compensation recorded as expense — net of tax	$581	$477	$511

The following table summarizes activity related to nonvested restricted stock units during 2011 for the Group:

Unvested Restricted Stock Units	Number of Shares	Weighted-Average Grant-Date Fair Value

Unvested — January 1, 2011	32,658	$34.97
Granted	12,150	51.73
Vested	-
Canceled	(474)	31.40

Unvested — December 31, 2011	44,334	45.48

The following table summarizes stock option activity under the Plan for the Group as of December 31, 2011, and changes during the year then ended:

	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value

Under option — January 1, 2011	193,796	$45.41
Granted	9,107	55.81
Exercised	(112,155)	45.10
Canceled or expired	-

Under option — December 31, 2011	90,748	46.84	5.41 years	$174

Exercisable — December 31, 2011	56,895	46.48	4.10 years	95

On December 16, 2010, the 2006 Stock Incentive Plan was amended and restated, including a change in the name of the plan to the 2011 Long-Term Incentive Plan, effective for all grants under the plan on or after January 1, 2011. The significant terms of options, restricted stock units (RSUs), and performance restricted stock units (PRSUs) granted under the amended and restated plan were not changed. As of February 10, 2012, the Compensation Committee of the Board of Directors of ITW approved an annual equity award consisting of stock options, RSUs and PRSUs. The form of RSU provides for full “cliff” vesting three years from the date of grant. The form of PRSU provides for full “cliff” vesting after three years if the Compensation Committee certifies that the performance goals set with respect to the PRSU have been met. Upon vesting, the holder will receive one share of common stock of ITW for each vested RSU or PRSU. Option exercise prices are equal to the common stock fair market value on the date of grant. Stock options were granted on 9,789 shares at an exercise price of $55.71 per share. Additionally, 12,804 RSUs and PRSUs were issued at the grant date share price of $55.71.

The fair value of RSUs and PRSUs is determined by reducing the closing market price on the date of grant by the present value of projected dividends over the vesting period. The Group uses a binomial option-pricing model to estimate the fair value of the stock options granted. The following summarizes the assumptions used in the models:

	2011	2010	2009

Risk-free interest rate	0.3–3.8%	0.4–3.9%	0.6–3.3%
Weighted-average volatility	25.0%	25.0%	33.0%
Dividend yield	2.80%	2.78%	2.34%
Expected years until exercise	7.6–7.9	7.5–7.8	7.3–7.7

Lattice-based option valuation models, such as the binomial option-pricing model, incorporate ranges of assumptions for inputs. The risk-free rate of interest for periods within the contractual life of the option is based on a zero-coupon U.S. government instrument over the contractual term of the equity instrument. Expected volatility is based on implied volatility from traded options on ITW’s stock and historical volatility of ITW’s stock. ITW uses historical data to estimate option exercise timing and employee termination rates within the valuation model. Separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The ranges presented result from separate groups of employees assumed to exhibit different behavior.

The weighted-average grant-date fair value of options granted during 2011, 2010, and 2009 was $12.34, $9.59, and $10.24 per share, respectively. As of December 31, 2011, there was $173 of total unrecognized compensation cost related to unvested stock options. That cost is expected to be recognized over a weighted-average period of 2.3 years. The total fair value of vested stock option awards related to the Group during the years ended December 31, 2011 and 2010, was $318 and $314, respectively.

The weighted-average grant-date fair value of RSUs and PRSUs granted during 2011, 2010, and 2009, was $51.73, $39.92, and $31.40 per restricted stock unit, respectively. As of December 31, 2011, there was $579 of total unrecognized compensation cost related to unvested restricted stock units. That cost is expected to be recognized over a weighted-average period of 1.7 years. The total fair value of vested restricted stock units related to the Group was zero during the years ended December 31, 2011 and 2010.

The aggregate intrinsic value of options exercised and RSUs vested during the years ended December 31, 2011, 2010, and 2009, was $1,331, $336, and $335, respectively.

8.	INCOME TAXES

The components of the provision (benefit) for income taxes for the years ended December 31, 2011, 2010, and 2009, were as follows:

	2011	2010	2009

U.S. federal income taxes:
Current	$6,388	$5,348	$689
Deferred	(97)	59	823

Total U.S. federal income taxes	6,291	5,407	1,512

Foreign income taxes:
Current	13,028	8,643	3,188
Deferred	(308)	881	(845)

Total foreign income taxes	12,720	9,524	2,343

State income taxes:
Current	768	713	71
Deferred	(13)	(20)	119

Total state income taxes	755	693	190

Total	$19,766	$15,624	$4,045

Income before income taxes for domestic and foreign operations was as follows:

	2011	2010	2009

Domestic	$19,995	$16,032	$4,580
Foreign	52,810	39,180	16,554

Total	$72,805	$55,212	$21,134

The reconciliation between the U.S. federal statutory tax rate and the effective tax rate was as follows:

	2011	2010	2009

U.S. federal statutory tax rate	35.0%	35.0%	35.0%
State income taxes — net of U.S. federal tax benefit	0.7	0.8	0.5
Differences between U.S. federal statutory and foreign tax rates	(7.6)	(7.7)	(15.1)
Other — net	(1.0)	0.2	(1.3)

Effective tax rate	27.1%	28.3%	19.1%

The components of deferred income tax assets and liabilities as of December 31, 2011 and 2010, were as follows:

	2011		2010
	Asset	Liability	Asset	Liability

Accrued expenses and reserves	$4,328	$ -	$2,355	$ -
Inventory reserves and capitalized tax cost	1,437	-	473	-
Allowances for uncollectible accounts	120	-	226	-
Pension liabilities	3,261	-	2,285	-
Goodwill and intangible assets	-	(8,998)	-	(8,229)
Plant and equipment	-	(2,242)	-	(1,649)
Other	-	(131)	11	-

Total	$9,146	$(11,371)	$5,350	$(9,878)

Valuation allowances are established when it is estimated that it is more likely than not that the tax benefit of the deferred tax asset will not be realized. There are no valuation allowances recorded as of December 31, 2011 and 2010.

9.	RESTRUCTURING

The Group has incurred certain costs related to the restructuring of its business, primarily related to workforce reductions and combining of facilities. Changes in restructuring liabilities were as follows:

	2011	2010	2009

Beginning balance	$639	$2,918	$2,396
(Income) provision charged to expense	(652)	668	5,313
Charges to reserve	13	(2,947)	(4,791)

Ending balance	$-	$639	$2,918

The major restructuring project of 2009 relates to the European reorganization. To simplify processes and to improve efficiency and customer support, the industrial finishing business and the automotive business in Europe were concentrated in one location. The total expected costs of this restructuring project were $2,768, and relate to severance payments, fringe benefits, and stay bonuses to employees.

The remaining restructuring projects of 2009 and the restructuring projects of 2010 covered several other locations to improve efficiency and to restructure the local organizations.

During 2011, due to the planned sale of the Group (see Note 1), remaining restructuring activities ceased, and the remaining restructuring reserve reversed.

10.	RELATED-PARTY TRANSACTIONS

The Group did not operate as a stand-alone business and does not have all of the functions necessary for a stand-alone company. Accordingly, ITW provides various corporate services on behalf of the Group. These services include legal, accounting, tax, treasury, internal audit, information technology, human resources, risk management, and other functions. The Group is allocated a management fee to reflect the estimated proportionate cost of these services. These combined financial statements reflect allocated expenses associated with centralized ITW support functions, which generally include all payroll and benefit costs for ITW corporate management and employees, as well as other related costs. As allocations based on direct utilization are not practicable, the amount allocated is based on net revenues, which management believes to be a reasonable method to estimate both the direct and indirect historical costs incurred by ITW attributable to the Group. The total management fee allocated was $8,529, $6,952, and $6,481 in 2011, 2010, and 2009, respectively.

The Group is a licensee to ITW for the use of certain intellectual property and internal methodologies to manage the business. For purposes of these combined financial statements, the royalties associated with these license agreements were excluded from the combined financial statements, as the intangible assets relating to those royalties are recorded as separate assets in the accompanying combined financial statements. Respective intangible asset impairment and amortization expenses are included and amount to $80, $445, and $135 in 2011, 2010, and 2009, respectively.

For purposes of these combined financial statements, only sales to other ITW units included in the Group are treated as intercompany sales and eliminated. Consequently, sales to other ITW companies outside of the Group are reported as external sales in the combined financial statements and were $182, $201, and $148 in 2011, 2010, and 2009, respectively.

Receivable balances from ITW and from ITW affiliates outside of the Group were $10 and $83 in 2011 and 2010, respectively. Payable balances to ITW and to ITW affiliates outside of the Group were $184 and $187 in 2011 and 2010, respectively. These balances are recorded within trade receivables and accounts payable in the combined financial statements.

In 2008, the Group’s business in Switzerland entered into research and development reimbursement contracts with ITW. Payments received under this contract were $2,910, $2,178, and $1,211 in 2011, 2010, and 2009, respectively, and have been recorded within Other Income — Net in the accompanying combined financial statements.

11.	SUBSEQUENT EVENTS

The Group has evaluated subsequent events through April 27, 2012, the date on which the combined financial statements were available to be issued.

Sale of Business — On April 14, 2011, ITW entered into an Agreement to sell substantially all related assets and liabilities of the Group for a total consideration of $650,000 in cash. As discussed in Note 1, on April 2, 2012, ITW and the Purchaser amended the Agreement and completed the sale transaction. Due to an ongoing evaluation of this transaction by the United States Federal Trade Commission (FTC), the Purchaser has acquired the powder coating operations of the Group, while the remaining liquid finishing businesses are required to be held separate from the powder coating operations and other businesses of the Purchaser while the FTC investigates and considers a settlement proposal from the Purchaser. In compliance with the FTC’s order, the industrial liquid finishing businesses will be run independently by existing management under the supervision of a trustee who reports directly to the FTC. At the completion of its review, the FTC will issue a final decision that will identify the products, businesses and/or assets that the Purchaser will be required to divest. The Purchaser will have 180 days following the issuance of the final decision and order to complete such divestiture. The Group does not believe that the requirement to hold the liquid finishing businesses separate will have a material effect on the financial position, results of operations, or cash flows of the Group. However, the ultimate disposition of liquid finishing products, businesses, and/or assets that could result from the resolution of this matter is uncertain, and may be material to the Group’s combined financial statements.

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